                                                                   EXHIBIT 23.1


         CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We consent to the incorporation by reference in the Registration Statements on Form S-3 File No. 333-37789, Form S-4 File No. 333-28951, Form S-4 File No. 333-23135, Form S-3 File No. 333-53099, Form S-3 File No 333-72611,
Form S-8 File No. 333-22689, Form S-8 File No. 333-41341 and Form S-8 File No. 333-92227 of Boca Resorts, Inc. of our report dated August 12, 2002, with respect to the consolidated financial statements of Boca Resorts, Inc. included in this Annual Report (Form 10-K) for the year ended June 30, 2002.

                                             /s/ERNST & YOUNG LLP

Miami, Florida,
September 27, 2002